                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-31841 of E*TRADE Group, Inc. on Form S-8 of our report dated November 6, 1997 (November 21, 1997 as to the second paragraph of Note 11), appearing in this Annual Report on Form 10-K of E*TRADE Group, Inc. for the year ended September 30, 1997.

/s/ DELOITTE & TOUCHE LLP
--------------------------------
DELOITTE & TOUCHE LLP

San Jose, California
December 22, 1997